UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2026

THRYV HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35895	13-2740040
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1301 Municipal Way
Suite 220
Grapevine, Texas 76051
(Address of Principal Executive Offices, including Zip Code)

(972) 453-7000
(Registrant's telephone number, including area code)

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a - 12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	THRY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders held on June 11, 2026, the stockholders elected two Class III directors to the Board of Directors (the “Board”) of Thryv Holdings, Inc. (the “Company”) and voted upon the other proposals contained in the Company’s Proxy Statement dated April 30, 2026.

The Board nominees were elected with the following votes, each to serve a three-year term expiring at the 2029 annual meeting of stockholders and until such director’s successor is duly elected and qualified:

Nominees	FOR	WITHHELD	BROKER NON-VOTES
John Slater	25,390,311	6,134,280	5,799,514
Joseph A. Walsh	25,667,985	5,856,606	5,799,514

The stockholders also voted on the following proposals and cast their votes as described below:

1.	Ratification of appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

FOR	AGAINST	ABSTAIN
37,282,980	31,019	10,106

2.	Advisory vote to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,067,433	2,374,514	82,644	5,799,514

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2026	THRYV HOLDINGS, INC.

	By:	/s/ Paul D. Rouse
	Name:	Paul D. Rouse
	Title:	Chief Financial Officer, Executive Vice President and Treasurer